Exhibit 99.2

Forward-Looking Statements

This description contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including our statements regarding future growth in the business of HTW (as defined below) and trends in the market for mobile communications devices in the People’s Republic of China (“PRC”). Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including our good faith assumptions being incorrect, our business expenses being greater than anticipated due to competitive factors or unanticipated development or sales costs; revenues not resulting in the manner anticipated due to a slow down in consumer technology spending, particularly in the mobile telecommunications market; our failure to generate investor interest or successfully integrate the operations of HTW. The forward-looking statements may also be affected by the additional risks faced by us as described in our filings with the Securities and Exchange Commission.  All forward-looking statements included in this description are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements

Our Company and Strategy

General Component Inc.’s (the “Company”) subsidiary, Magical Insight Investments Ltd. (“Magical Insight”), through its primary operating company, Beihai Hi-Tech Wealth Technology Development Company Limited (“HTW”) is a leading integrated multi-channel sales and marketing company in China with a proven track record of developing and selling proprietary branded digital mobile devices.  HTW markets and sells its products through a TV-based direct response platform and an off-line distribution network.   HTW concentrates on marketing, sales and product innovation while outsourcing product design and manufacturing. HTW does not engage in traditional research and development associated with developing new products and does not manufacture any products.  HTW operates a flexible and scalable business model that management believes can handle rapid growth.

HTW Only Focuses on High Margin Areas
From Concept to Consumer
High
HTW
Product Innovation & Specification
Med.
Design According to Specifications
Independent Design House
Low
Manufacturing, Assembly & Logistics
Outsourced Manufacturing
Component Supplier
High
HTW
Brand Owner
OEM
High
HTW
Distribution Network
Exclusive Distributors
Direct Response TV Network
Consumer
Retail Stores

HTW’s product strategy is predicated on identifying “high end” customer needs and supplying products with differentiated features specifically tailored to meet those needs.  For example, the Company’s current F8 “Information Secure” smart phone is targeted at business owners and government officials who are concerned about information security and privacy. HTW has sold over 150,000 Information Secure phones since they were launched in February 2006.  HTW’s other current products include the F88, an upgraded version of the original Information Secure phone, and the U8, a new smart phone targeted towards women, which includes many of the F8’s features along with digital music and MP3 capability.  HTW anticipates continued innovation within the smart phone market and also expects that its product offering in the future will expand beyond smart phones.

In 1999, the management team of HTW launched a PDA product in the PRC under the “Shang Wu Tong” brand.  HTW’s current products are branded under this name and HTW plans to leverage this unique premium brand through brand extensions and co-branding.

HTW’s use of direct response TV creates brand and product awareness while enabling consumers to directly purchase its products throughout China.  HTW’s current ad campaign broadcasts 15 and 30 second commercials to build general awareness and 1, 4 and 5 minute infomercials to educate consumers on the features of its products.  These commercials and infomercials are broadcast on 3 nationwide CCTV channels, 19 national satellite TV channels, 5 international satellite channels operating in China and 10 local channels for a total of approximately 2,000 minutes per month.

HTW’s off-line distribution network consists of over 1,000 exclusive distributors in over 300 cities and covers all provinces of China. This distribution network supplies over 4,000 retail stores.  HTW manages the network to eliminate conflicts among distributors and facilitate the sale of products with uniform pricing across China.  Each distributor is responsible for local advertising while benefiting from the national advertising and sponsorship provided by HTW.

The effectiveness of TV direct sales is driven by the nationwide reach of television networks and the high level of TV viewership in China coupled with a growing demand for convenience. The distribution network sells large volumes of product quickly and efficiently and HTW’s relationship with TV networks accelerates both retail and direct-to-consumer sales. As shown in the graph below, HTW’s unit sales growth was fueled by the implementation of a direct response TV sales platform.

HTW’s management believes its flexible supply chain positions it to efficiently handle a growing and dynamic market. HTW leverages outsourced manufacturing and design and believes this model will improve time to market and help preempt competition.

Accordingly, Magical Insight expects that for the fiscal year ended December 31, 2006, it will report total revenues of approximately $60 million and net income of approximately $9 million resulting from unit sales of approximately 220,000.

Brief History

This history of HTW since inception and its management team upon entering the personal digital assistant (“PDA”) market is briefly described below:

1998, Beijing Hi-Tech Wealth Electronic Products Company Limited (“BJ HEP”) founded
2000, Started JV with Siemens to develop an integrated PDA & phone
June 2000, BJ HEP cooperated with Microsoft to enter high end PDA market
2001, BJ HEP was one of 10 non-state owned companies awarded the “Most Influential Enterprise”
April 2001, Windows CE based “Shang Wu Tong” PDA launched and over 2 million units sold
1999-2002, BJ HEP was the No. 1 PDA provider in China 4 years in a row with a peak market share of 70%

2002, BJ HEP awarded Microsoft’s “Year 2002 Best Co-operative Partner”
2002, Launched integrated PDA & phone developed by JV with Siemens
2002, Started development of light energy phone
2003, HTW founded; HTW cooperated with ZTE and launched first color PDA and pen-based smart phone
December 2004, F6 was launched by HTW

February 2006, HTW spin-off of software design business to Warburg Pincus to focus on core competencies
April 2006, TV shopping network relationship established by HTW
October 2006, GCPO completes acquisition of Magical Insight and its subsidiaries, including HTW
2006, Over 160k units sold in 2006 through September by HTW

Industry Overview

The increasing purchasing power of the Chinese consumer is a trend that should greatly benefit HTW.  China’s GDP growth, as illustrated in the chart below, provides an unparalleled opportunity to sell to the Chinese consumer. Increases in disposable income encourages Chinese consumers to purchase branded products.

The retail market for consumer products reached $834.5 billion in 2005 according to China’s National Bureau of Statistics, while growing at a CAGR of 12.7% from 1998 to 2005.  According to industry reports, China’s smart phone market grew over 100% from 2004 to 2005. In 2005, 5.2 million smart phones were sold by the industry in China, which represents 5.9% of the total mobile phone market. HTW believes it is well positioned to directly sell to consumers looking to buy smart phones through direct response TV and its off-line distribution network.

Mobile subscriber penetration and growth is a good indicator of demand for HTW products. Although China’s handset penetration rate is low compared to that of developed countries, growth in the penetration rate of handset subscribers combined with the sheer size of China’s population (1.3 billion) will continue to drive substantial unit growth.